UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2013 (February 6, 2013)

Warner Music Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Share Purchase Agreements

On February 7, 2013, Warner Music Group Corp. (the “Company”), announced that it had signed a definitive agreement to acquire the Parlophone Label Group from Universal Music Group, a division of Vivendi, for £487 million, or approximately $765 million, in an all-cash transaction (the “Transaction”). In connection with the Transaction, the Company’s wholly owned subsidiary, Warner Music Holdings Limited, an English company (“WM Holdings UK”), and certain related entities identified in the Agreement (as defined below) (such entities, together with WM Holdings UK, the “Buyers”), entered into a Share Purchase Agreement, dated as of February 6, 2013 (the “Agreement”), by and among the Buyers, WMG Acquisition Corp., a Delaware corporation, and wholly owned subsidiary of the Company (“WMG Acquisition”), as Buyers’ Guarantor, and EGH1 BV, a Dutch company, EMI Group Holdings BV, a Dutch company, and Delta Holdings BV, a Dutch company, as Sellers (as defined therein) (collectively, the “PLG Sellers”), and Universal International Music BV, a Dutch company, as Sellers’ Guarantor (as defined therein), pursuant to which the PLG Sellers have agreed to sell, and the Buyers have agreed to buy, the outstanding shares of capital stock of PLG Holdco Limited, an English company (“PLG Holdco”) and certain related entities identified in the Agreement (such entities, together with PLG Holdco, “PLG”). References below to the “Transaction”, the “Agreement” and the “Buyers” include the EMI France Transaction, the EMI France Agreement and WM Holdings BV (as defined below), respectively, unless the context otherwise requires.

As part of the Transaction, Warner Music Holdings BV (“WM Holdings BV”), a Dutch company, as Buyer, and WMG Acquisition, as Buyer’s Guarantor have entered into a put option (the “Put Option”) with EMI Music France Holdco Limited, an English company (the “EMI France Seller”), and Universal International Music BV, a Dutch company (the “EMI France Seller’s Guarantor”) in respect of the outstanding shares of EMI Music France SAS, a French company (“EMI France”). Pursuant to the terms of the Put Option, the EMI France Seller will, upon satisfaction of conditions with respect to the workers council consultation process, exercise the put option and execute the sale and purchase agreement (the form of which has been agreed) between the same parties to the Put Option to transfer the outstanding shares of EMI France to WM Holdings BV (the “EMI France Agreement”). It is intended that the transactions contemplated by the EMI France Agreement shall be consummated in connection with the consummation of the transactions contemplated by the Agreement.

The Transaction is being undertaken by Universal Music Group in order to comply with divestiture conditions imposed by the European Commission in connection with the acquisition by Universal Music Group of the recorded music business of EMI in 2012.

The Parlophone Label Group includes a broad range of some of the world’s best-known recordings and classic and contemporary artists spanning a wide array of musical genres, as well as some of the industry’s leading executive talent. The Parlophone Label Group is comprised of the historic Parlophone label and Chrysalis and Ensign labels as well as EMI’s recorded music operations in Belgium, Czech Republic, Denmark, France, Norway, Poland, Portugal, Slovakia, Spain and Sweden. Its artist roster and catalog of recordings include, among many others, Air, Coldplay, Daft Punk, Danger Mouse, David Guetta, Deep Purple, Duran Duran, Edith Piaf, Gorillaz, Iron Maiden, Itzhak Perlman, Jethro Tull, Kate Bush, Kylie Minogue, Maria Callas, Pet Shop Boys, Pink Floyd, Radiohead, Shirley Bassey, Tina Turner and Tinie Tempah.

Consummation of the Transaction is subject to certain regulatory approvals and customary conditions, including, without limitation, approval of the Transaction by the European Commission pursuant to Council Regulation (EC) No. 139/2004, as amended, and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Consummation of the EMI France Transaction is subject to conclusion of the consultation process with the workers’ council (comite d’entreprise) of EMI France.

The Buyers have made customary representations and warranties to the PLG Sellers in the Agreement. The Buyers have also entered into certain customary covenants and agreements in the Agreement, including the use of all reasonable endeavors to cause the conditions to the Transaction to be satisfied.

The Agreement provides that the Buyers may assign to an entity under common control with the Company the Agreement and all of their rights and obligations thereunder without the prior written consent of the Sellers’ Representative (as defined in the Agreement) under certain circumstances.

Separation Agreement and Separation Plan

On February 6, 2013, in connection with the entry into the Agreement, EGH1 BV and WM Holdings UK entered into a separation agreement (the “Separation Agreement”) and a separation plan (the “Separation Plan”) setting forth the respective rights and obligations of the parties thereto with respect to the separation of PLG and its business from that of the PLG Sellers and EMI. The Separation Agreement and the Separation Plan provide, among other things, for the cooperation of the parties thereto in the identification and allocation, both before and after the completion of the Transaction, of assets and liabilities properly attributable to the Buyers or to the PLG Sellers, and sets forth procedures for cooperation between the parties in complying with their respective audit, tax and other reporting obligations.

The Agreement and the Separation Agreement contain representations, warranties, covenants and agreements which were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to such agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under any of such agreements and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, WM Holdings UK or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in each such agreement are qualified by information in confidential disclosure letters that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of the Company, WM Holdings UK or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the respective dates of such agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Commitment Letter

On February 6, 2013, in connection with the Agreement, WMG Acquisition entered into a commitment letter (the “Commitment Letter”), pursuant to which, subject to the terms and conditions set forth therein, Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate), Credit Suisse Securities (USA) LLC, Barclays Bank PLC, UBS Loan Finance LLC, UBS Securities LLC, Macquarie Capital (USA) Inc., MIHI LLC, Nomura Securities International, Inc. and Nomura International PLC have committed to provide senior secured financing for the purpose of financing amounts owing to effect the Transaction, including the payment of fees and expenses relating thereto. The commitments are subject to customary conditions, including the execution and delivery of customary documentation.

Item 7.01	Regulation FD Disclosure

On February 7, 2013, the Company issued a press release announcing the execution of the Transaction, which is furnished as Exhibit 99.1 hereto.

Forward-Looking Statements

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Transaction and the other transactions contemplated by the Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Agreement to satisfy the conditions to closing specified in that Agreement and to consummate the Transaction. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. The Company does not undertake an obligation to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated February 7, 2013, of Warner Music Group Corp., announcing the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul Robinson

Paul Robinson

EVP and General Counsel

Date: February 12, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated February 7, 2013, of Warner Music Group Corp., announcing the Transaction.